SEVERN BANCORP, INC.

                         STOCK OPTION AND INCENTIVE PLAN

         1.       Purpose of the Plan.

                  The purpose of this Severn Bancorp, Inc. Stock Option and Incentive Plan (the "Plan") is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

         2.       Definitions.

                  As used herein, the following definitions shall apply.

         (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(c) and
(f), respectively, of the Code, and any other subsidiary corporations of a parent corporation of the Company.

         (b) "Agreement" shall mean a written agreement entered into in accordance with Section 5(c).

         (c) "Bank" shall mean Severn Savings Bank, FSB.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Section 5(a) hereof.

         (g) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         (h) "Company" shall mean Severn Bancorp, Inc.

         (i) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate, or a successor.


         (j) "Control" shall mean the ownership, control, or power to vote ten percent (10%) or more of the voting stock of the Company or otherwise control in any manner the election or appointment of a majority of the Board. "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) a merger or recapitalization in the Company whereby the Company is not the surviving entity; (iii) an Acquisition by which a person becomes a Controlling Shareholder within the meaning of 12 C.F.R. Part 574 or as otherwise defined by the Office of Thrift Supervision, or any successor agency or regulation thereto; or (vi) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of ten percent (10%) or more of the outstanding voting securities of the Company by any person, entity, or group; provided, however, that a change in Control of the Company shall not include the acquisition or disposition of securities of the Company by any person in Control of the Company at the time of the adoption of this Plan and shall not include any subsequent acquisition or disposition of the securities of the Company by any person owned or Controlled by, or under common Control with, a person in Control of the Company at the time of the adoption of this Plan. This definition shall not apply to the purchase of Shares by underwriters in connection with a public offering of securities of the Company, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan as defined in 12 C.F.R. ss.563b.2(a)(39). The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, sole proprietorship, unincorporated organization, syndicate, or any other form of entity not listed. The decision of the Committee as to whether a change in Control has occurred shall be conclusive and binding.

         (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

         (l) "Disinterested Person" shall mean any member of the Board who, at the time discretion under the Plan is exercised, is a "disinterested person" within the meaning of Rule 16b-3 promulgated pursuant to the Exchange Act.

         (m) "Effective Date" shall mean the date specified in Section 14 hereof.

         (n) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate who is an employee for federal tax purposes.

         (o) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

         (p) "ISO" means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

         (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Section 7(b) hereof.

         (r) "Non-ISO" means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

         (s) "Option" means an ISO and/or a Non-ISO.

         (t) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

         (u) "Participant" shall mean any key Employee or other person who receives an Option pursuant to the Plan.

         (v) "Plan" shall mean this Severn Bancorp, Inc., Stock Option and Incentive Plan.

         (w) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto.

         (x) "Share" shall mean one share of Common Stock.

         3.       Term of the Plan and Options.

         (a) Term of the Plan. The Plan shall continue in effect for a term of 10 years from the Effective Date or the date the Plan is adopted by the Board (whichever period ends earlier), unless sooner terminated pursuant to Section 16 hereof. No Option shall be granted under the Plan after such 10 year term.

         (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years, subject to the provisions of Section 8(c) hereof.

         4.       Shares Subject to the Plan.

         Except as otherwise required by the provisions of Section 11 hereof, the aggregate number of shares deliverable pursuant to Options shall not exceed 75,000 Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised or becoming vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

         5.       Administration of the Plan.

                  (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than 3 members of the Board who are Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Disinterested Persons.

                  (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion, subject to compliance with applicable regulations (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the actin of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

         (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, subject to compliance with applicable regulations, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Option, (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option, and (v) whether the Option is intended to be an ISO or a Non-ISO.

         The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Options.

         (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

         (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit, or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's Articles of Incorporation and Bylaws with respect to the indemnification of Directors.

         6.       Grant of Options.

         (a) General Rule. On and after the Effective Date, key Employees and Non-Employee Directors shall be eligible to receive discretionary grants of Options (or other Options) pursuant to the Plan; provided that such grant shall not be made to an Employee or Non-Employee Director whose Continuous Service terminates on or before the date of grant.

         (b) The Option granted to the optionee hereunder (i) shall become vested and exercisable in accordance with the Agreement regarding such Option,
(ii) shall have a term of not more than 10 years from the date of the Option, and (iii) shall be subject to the general rule set forth in Section 8(c) with respect to the effect of an optionee's termination of Continuous Service on the Optionee's right to exercise his or her Options.

         (c)      Special Rules for ISOs.

                  (1) The Option granted to the optionee hereunder (i) shall become vested and exercisable, on a cumulative basis, with respect to 20% of the Optioned Shares upon each of the first five anniversary dates of the date of grant, provided that vesting shall not occur on a particular date if the Optionee's Continuous Service has terminated on or before such date and (ii) shall have a term not to exceed 10 years from the date of the Option.

                  (2) The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

         7.       Exercise Price for Options.


         (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant without taking into account any restrictions on the Optioned Shares. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

         (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market or Small Cap System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the market value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

         8.       Exercise of Options.

                  (a) Generally. Subject to (e) below, any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

                  (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market value at the date of exercise.

                  (c) Period of Exercisability. Except to the extent, otherwise provided in more restrictive terms of an Agreement, an Option may be exercised by a Participant only with respect to the vested portion of such Option and only while a Participant is an Employee or Director that has maintained Continuous Service from the date of the grant of the Option, or within 3 months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's or Director's Continuous Service terminates by reason of:

         (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's or Director's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, then the Participant's rights to exercise such Option shall expire on the date of such termination;

         (2) death, then all Options of the deceased Participant shall become immediately exercisable and may be exercised within 2 years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

         (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then all Options of the disabled participant shall become immediately exercisable and may be exercised within 1 year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

                  (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

                  (e) Vesting of all Options shall cease immediately upon the termination of employment or directorship of an optionee. The vesting schedule for ISOs set forth in Section 6(c)(1) of this Plan is the most rapid vesting permitted under the Plan for ISOs, except in the case of death or disability (which shall be governed by Sections 8(c)(2) and (3) above) or a change in Control (which shall be governed by Section 10).

         9.       Grants of Options to Non-Employee Directors

                  (a) Automatic Grants. Notwithstanding any other provisions of this Plan, each Director who is not an employee but is a Director on the Effective Date shall receive, on said date, Non-ISOs to purchase 4,000 Shares. Such Non-ISOs shall have an Exercise Price per Share equal to the market value of a Share on the date of grant.

                  Each Director who joins the Board after the Effective Date and who is not then an Employee shall be eligible to receive, on the date of joining the Board, a discretionary grant of Non-ISOs in accordance with Section 6 of the Plan, at an Exercise Price per Share equal to the market Value on the date of grant.

         (b) Terms of Exercise. Options received under the provisions of this Section may be exercised in accordance with Section 8 above.

         10.      Change in Control.

                  All outstanding Options shall become immediately exercisable in the event of a change in Control of the Company, as determined by the Committee in its sole discretion. In the event of a change in Control, the Committee and the Board of Directors, at their discretion, will take one or a combination of the following actions to be effective as of the date of such change in Control:

                  (1) provide that such Options shall be assumed, or equivalent Options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an Affiliate thereof), provided that (a) any such Substitute Option exchanged for ISOs shall meet the requirements of Section 424(a) of the Code, and (b) the shares of stock issuable upon the exercise of such Substitute Option shall constitute securities registered in accordance with the Securities Act of 1933, as amended ("Securities Act"), or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the Securities Act, or

                  (2) provide that the Participants will receive upon the consummation of the change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Market Value of the consideration to be received for each share of Common Stock in the change in Control transaction times the number of Shares subject to a surrendered Option, and (2) the aggregate exercise price of such surrendered Options. Options to which the Committee or the Board has determined to provide a cash payment in lieu of the Option pursuant to this section shall be and become, upon the change in Control the right to receive the cash payment only and shall cease to be an Option.

         The individual agreements concerning Options under this Plan or other agreements between Participants and the Company, the Bank, or any Affiliate thereof, may provide restrictions on Options in the case of a change in Control in order to avoid adverse tax results under Section 280G and/or Section 4999 of the Code.

         11.      Effect of Changes in Common Stock Subject to the Plan.

                  (a) Recapitalization Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change, or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of Shares is changed without the receipt or payment of consideration by the Company.

                  (b) Special Rule for ISOs. Any adjustment made pursuant to subsection (a) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

                  (c) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions that were applicable to the Shares pursuant to the Option before the adjustment was made.

                  (d) Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

         12.      Non-Transferability of Options.

                  Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). An Option may be exercised only by a Participant, the Participant's personal representative, or a permitted transferee.

         13.      Time of Granting Options.

                  The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

         14.      Effective Date.

         The Plan shall become effective immediately upon its approval by the Board; provided, however, that the plan shall be approved by a favorable vote of stockholders owning at least a majority of the Shares cast at a meeting duly held in accordance with the applicable laws within 12 months of the adoption of the Plan by the Board. If such approval of stockholders is not obtained within 12 months of the adoption of the Plan, the Plan shall continue in existence, however, all ISOs granted pursuant to the Plan shall become Non-ISOs.

         15.      Modification of Options.

         At any time, and from time to time, the board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on such person by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

         16.      Amendment and Termination of the Plan.

         The Board may from time to time amend the terms of the Plan, subject to compliance with applicable regulations, and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan; provided that the provisions of Section 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder).

         Shareholder approval must be obtained for any amendment of the Plan that would change the number of Shares subject to the Plan (except in accordance with Section 12 above), change the category of persons eligible to be Participants, or materially increase the benefits under the Plan.

         No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

         17.      Conditions upon Issuance of Shares.

                  (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

                  (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

                  (c) Committee Discretion. The Committee shall have the discretionary authority, subject to compliance with applicable regulations, to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

         18.      Reservation of Shares.

         The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         19.      Withholding Tax.

         The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the company withhold Shares, or to deliver to the Company Shares that the Participant already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         20.      No Employment or Other Rights.

         In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. Except to the extent provided in Section 9(a), no Employee or Director shall have a right to be granted an Option or, having received an Option the right to again be granted an Option. However, an Employee or Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

         21.      Governing Law.

         The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.